SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 4, 2002

MACATAWA BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan (State or other Jurisdiction of Incorporation)	000-25927 (Commission File No.)	38-3391345 (IRS Employer Identification No.)

   348 South Waverly Road, Holland, MI 49423
(Address of principal Executive Offices including Zip Code)

Registrant's telephone number, including area code: (616) 820-1444

Item 9.         Regulation FD Disclosure

        On June 4, 2002, Macatawa Bank Corporation (the “Macatawa”) issued a news release with respect to Macatawa’s wholly owned subsidiary Grand Bank’s promotion of its President, Mr. Thomas Wesholski, to Chairman and CEO of Grand Bank and the hiring of Kenneth J. Hoexum as Grand Bank’s new president /COO. A copy of the news release is attached hereto as Exhibit 99.1.

        On June 12, 2002, Macatawa issued a news release announcing the appointment of Mr. Jon Swets as Chief Financial Officer of Macatawa Bank Corporation and Macatawa Bank and the appointment of Mr. Steven L. Germond as Chief Financial Officer of Grand Bank. A copy of the news release is attached hereto as Exhibit 99.2.

        Macatawa is filing this Current Report on Form 8-K under Item 9, including the related exhibits, pursuant to Item 9 and the Securities and Exchange Commission’s Regulation FD, and it shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACATAWA BANK CORPORATION By: /s/ Steven L. Germond Steven L. Germond Chief Financial Officer

Date: June 17, 2002

1

EXHIBIT INDEX

Exhibit 99.1 - Macatawa Bank Corporation Press Release dated June 4, 2002

Exhibit 99.2 - Macatawa Bank Corporation Press Release dated June 12, 2002

NEWS RELEASE NASDAQ NATIONAL MARKET: FOR RELEASE: DATE: CONTACT:	MCBC Immediate June 4, 2002 Benj. A. Smith, III 616.396.0119

FOR IMMEDIATE RELEASE

Executives named for Grand Bank.

        Holland, Michigan — Current Grand Bank president Thomas Wesholski has been promoted to chairman/CEO of the bank effective immediately said Benjamin Smith III, CEO of Macatawa Bank Corporation, which owns Grand Bank. “Tom has done an excellent job for Grand Bank in the five years he’s served as president,” says Smith. “We’re both very excited about his new position, which will give him even more leadership opportunities as we prepare for future growth.”

        Kenneth J. Hoexum will be joining Grand Bank as the new president/COO. Hoexum, current president of Steelcase Financial Services Inc., and former regional president and COO for First of America Bank, West Michigan, has extensive financial experience in the Grand Rapids market. “We are extremely pleased to have a person of Ken’s experience join Grand Bank,” said Smith. “With the combined personal resources of Wesholski and Hoexum we are confident the bank will achieve the growth objectives for the corporation as they implement Macatawa Bank’s community banking philosophy in the Grand Rapids market.”

        Macatawa Bank Corporation is the parent company for Macatawa Bank and Grand Bank, which it acquired in November of 2001. Through its two wholly owned banks, the Corporation offers a full range of banking and trust services from a network of 16 full service branches located in communities of Kent, Ottawa and northern Allegan County. The Corporation emphasizes its local management team and decision making, along with providing its customers excellent service and superior financial products.

"CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, pricing. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release."

NEWS RELEASE NASDAQ NATIONAL MARKET: FOR RELEASE: DATE: CONTACT:	MCBC Immediate June 12, 2002 Phillip Koning 616.820.1444

Holland, Michigan --- Philip Koning, President/CEO Macatawa Bank announced the appointment of Jon Swets as Sr. Vice President and Chief Financial Officer. Residing in Grandville, Michigan, Swets is currently Banking Practice Partner in Michigan for Crowe Chizek. Previously, Swets held the position of Chief Financial Officer for Ameribank. “We’re excited to have someone with Jon’s experience as Macatawa Bank continues its accelerated growth in West Michigan,” said Koning.

Koning also announced that Steven L. Germond will move to Grand Bank as their Chief Financial Officer as well as continuing to serve as Sr. Financial Analyst for Macatawa Bank. Germond will be replacing Bob DeJonge at Grand Bank who will be retiring at the end of the month. “Steve is a natural fit to team with Ken Hoexum, recently appointed President/COO of Grand Bank. Ken and Steve worked together on previous bank management teams,” said Koning. “Steve’s experience at Macatawa Bank will be a tremendous asset to Grand Bank as they seek to expand their branch system in the Grand Rapids market.”

Macatawa Bank Corporation is the parent company for Macatawa Bank and Grand Bank, which it acquired in April of 2002. Through its two wholly owned banks, the Corporation offers a full range of banking and trust services from a network of 16 full service branches located in communities in Kent, Ottawa and northern Allegan County. The Corporation emphasizes its local management team and decision making, along with providing its customers excellent service and superior financial products.

"CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, pricing. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release."